As filed with the Securities and Exchange Commission on April 1, 1999
                                                      Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ----------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          -----------------------

                          ANTHRACITE CAPITAL, INC.
           (Exact name of registrant as specified in its charter)

                                  Maryland
       (State or other jurisdiction of incorporation or organization)

                                 13-3978906
                    (I.R.S. Employer Identification No.)

          345 Park Avenue, 29th Floor
               New York, New York                               10154
     (Address of principal executive offices)                 (Zip Code)

                          ANTHRACITE CAPITAL, INC.
                           1998 STOCK OPTION PLAN
                          (Full title of the plan)

                               Hugh R. Frater
                   President and Chief Executive Officer
                          Anthracite Capital, Inc.
                        345 Park Avenue, 29th Floor
                          New York, New York 10154
                  (Name and address of agent for service)

                               (212) 409-3333
       (Telephone number, including area code, of agent for service)

             The Commission is requested to send copies of all
                            communications to:

                          Vincent J. Pisano, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10022
                         Telephone: (212) 735-2718
                         Facsimile: (212) 735-2000

                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                                            Proposed          Proposed
        Title of              Amount        Maximum           Maximum            Amount of
        Securities            to be         Offering Price    Aggregate          Registration
        to be Registered     Registered     Per Share(1)      Offering Price     Fee
------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value              2,470,453        $15.00          $37,056,795         $10,302
                              shares

(1)   Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h).




                                   PART I


           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.


        The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, filed with the Commission pursuant to the 1934 Act, are incorporated by reference in this Prospectus:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, including exhibits thereto;

        3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, including exhibits thereto;

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, including exhibits thereto; and

        5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the 1934 Act, including any amendment or report filed to update the description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by the Maryland General Corporation Law ("MGCL"), the Company's Articles of Incorporation obligate the Company to indemnify its present and former directors and officers and the Manager and its employees, officers, directors and controlling persons and to pay or reimburse reasonable expenses for such persons in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty,
(b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws of the Company implement the provisions relating to indemnification contained in the Company's Articles of Incorporation. The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Articles of Incorporation contain a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. The Company will maintain for the benefit of its officers and directors, officers' and directors' insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.



ITEM 8.  EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

 Exhibit 4.1      1998 Stock Option Plan Exhibit 5.1 Opinion of Miles
                  & Stockbridge, P.C.
 Exhibit 23.1     Consent of Miles & Stockbridge, P.C.: included in
                  Exhibit 5.1
 Exhibit 23.3     Consent of Deloitte & Touche LLP
 Exhibit 24 Power of Attorney: included as part of the signature page to this Registration Statement

ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date to the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                      Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bond fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 may be permitted, pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

        Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 31, 1999.

                               ANTHRACITE CAPITAL, INC.

                               By: /s/ Hugh R. Frater
                                  -------------------------------------
                                  Hugh R. Frater
                                  President and Chief Executive Officer


        We, the undersigned directors and officers of Anthracite Capital Inc., do hereby constitute and appoint Richard M. Shea and Frank D. Gordon, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendment) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereby.

        PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


/s/ Laurence D. Fink               Chairman of the Board       March 31, 1999
------------------------------
    Laurence D. Fink

/s/ Hugh R. Frater                 Director, President and     March 31, 1999
------------------------------     Chief Executive Officer
    Hugh R. Frater                 (Principal Executive
                                   Officer)

/s/ Richard M. Shea                Chief Operating Officer     March 31, 1999
------------------------------     and Chief Financial
    Richard M. Shea                Officer (Principal
                                   Financial and Accounting
                                   Officer)

/s/ Donald G. Drapkin              Director                    March 31, 1999
------------------------------
    Donald G. Drapkin

/s/ Carl F. Geuther
-------------------------------    Director                    March 31, 1999
    Carl F. Geuther

/s/Jeffrey C. Keil
-------------------------------    Director                    March 31, 1999
    Jeffrey C. Keil

/s/ Kendrick R. Wilson, III
-------------------------------    Director                    March 31, 1999
    Kendrick R. Wilson, III




                               EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-------------     ---------------------------

Exhibit 4.1       1998 Stock Option Plan
Exhibit 5.1       Opinion of Miles & Stockbridge, P.C.
Exhibit 23.1      Consent of Miles & Stockbridge, P.C.: included in
                  Exhibit 5.1
Exhibit 23.3      Consent of Deloitte & Touche LLP
Exhibit 24 Power of Attorney: included as part of the signature page to this Registration Statement